Exhibit 99.2

[Letterhead of PricewaterhouseCoopers LLP]

Report of Independent Registered Public Accounting Firm

To FIA Card Services, National Association:

We have examined management’s assertion included in the accompanying report by management, titled “Report of Management on BA Master Credit Card Trust II and BA Credit Card Trust Pooling and Servicing Agreement/Indenture Compliance” (the “Report”), that FIA Card Services, National Association (the “Company”), a wholly owned subsidiary of Bank of America Corporation, complied with the covenants and conditions of sections, specified in the Report, of the Second Amended and Restated Pooling and Servicing Agreement for the BA Master Credit Card Trust II dated October 20, 2006 (the “PSA”), the Pooling and Servicing Agreement Supplement for each series dated as specified in the Report (the “PSA Supplements”), the Second Amended and Restated Indenture for the BA Credit Card Trust dated October 20, 2006 (the “Indenture”) and the Amended and Restated BAseries Indenture Supplement dated June 10, 2006 (the “Indenture Supplement”, together with the PSA, PSA Supplements, and Indenture, the “Agreements”) between the Company and The Bank of New York Mellon (the “Trustee”), during the periods specified in the Report. Management is responsible for the Company’s compliance with those requirements. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with specified requirements.

In our opinion, management’s assertion that the Company complied with the aforementioned requirements during the periods specified in the Report, is fairly stated, in all material respects.

/s/ PricewaterhouseCoopers L.L.P.

Charlotte, North Carolina
September 15, 2008

[Letterhead of Bank of America]

September 15, 2008

Report of Management on BA Master Credit Card Trust II and BA Credit Card Trust
Pooling and Servicing Agreement/Indenture Compliance

FIA Card Services, National Association (“FIA” or the “Company”), a wholly owned subsidiary of Bank of America Corporation, is responsible for complying with the covenants and conditions of the Agreements listed in Appendix I to this report.  The Company is also responsible for establishing and maintaining effective internal control over compliance with the covenants and conditions of the Agreements.  The Company has performed an evaluation of its compliance with the requirements of the relevant covenants and conditions identified in Appendix I for each of the Agreements. Based on this evaluation, FIA complied with the requirements of the relevant covenants and conditions of the Agreements identified in Appendix I for each of the Agreements during the periods specified in Appendix I.

     FIA Card Services, National Association by:

      /s/ Elizabeth S. Buie
     Elizabeth S. Buie
     Senior Vice President

      /s/ Scott McCarthy
     Scott McCarthy
     Senior Vice President

                                     Appendix I
                                       BA Master Credit Card Trust II
                                      Compliance for the periods identified below

TRUST	TRUSTEE	PSA DATE *	PSA SUPPL. DATE *	COMPLIANCE PERIOD	SERVICING PSA COVENANTS & CONDITIONS

Partial Year

BA Master Credit Card Trust II Series 1997-H	The Bank of New York Mellon	8/4/1994	8/6/1997	7/1/07 - 9/17/07	(e)
BA Master Credit Card Trust II Series 1997-O	The Bank of New York Mellon	8/4/1994	12/23/1997	7/1/07 -12/17/07	(a)
BA Master Credit Card Trust II Series 1998-B	The Bank of New York Mellon	8/4/1994	4/14/1998	7/1/07 - 4/15/08	(e)
BA Master Credit Card Trust II Series 1998-E	The Bank of New York Mellon	8/4/1994	8/11/1998	7/1/07 - 4/15/08	(d)
BA Master Credit Card Trust II Series 2000-J	The Bank of New York Mellon	8/4/1994	10/12/2000	7/1/07 - 10/15/07	(h)
BA Master Credit Card Trust II Series 2000-L	The Bank of New York Mellon	8/4/1994	12/13/2000	7/1/07 - 11/15/07	(g)

Full Year

BA Master Credit Card Trust II Series 1997-B	The Bank of New York Mellon	8/4/1994	2/27/1997	7/1/07 - 6/30/08	(a)
BA Master Credit Card Trust II Series 1999-B	The Bank of New York Mellon	8/4/1994	3/26/1999	7/1/07 - 6/30/08	(f)
BA Master Credit Card Trust II Series 1999-J	The Bank of New York Mellon	8/4/1994	9/23/1999	7/1/07 - 6/30/08	(f)
BA Master Credit Card Trust II Series 2000-E	The Bank of New York Mellon	8/4/1994	6/1/2000	7/1/07 - 6/30/08	(f)
BA Master Credit Card Trust II Series 2000-H	The Bank of New York Mellon	8/4/1994	8/23/2000	7/1/07 - 6/30/08	(d)
BA Master Credit Card Trust II Series 2001-B	The Bank of New York Mellon	8/4/1994	3/8/2001	7/1/07 - 6/30/08	(a)
BA Master Credit Card Trust II Series 2001-C	The Bank of New York Mellon	8/4/1994	4/25/2001	7/1/07 - 6/30/08	(e)
BA Master Credit Card Trust II Series 2001-D	The Bank of New York Mellon	8/4/1994	5/24/2001	7/1/07 - 6/30/08	(i)

* - Indicates associated agreement may have been amended

PSA and PSA Supplement Covenants and Conditions

(a) PSA Sections - 2.05(e), 2.06, 2.07, 2.08, 3.02, 3.04, 3.05, 3.06 (b), 4.02(a), 4.03(a), ( c) and (d), 13.02 (d).
PSA Supplement Sections - 3(b), 4.05 through 4.13, 4.14(a), 4.15(a), 5.02(a), 9(c) and (d)

(d) PSA Sections - 2.05(e), 2.06, 2.07, 2.08, 3.02, 3.04, 3.05, 3.06(b), 4.02(a), 4.03(a), ( c) and (d), 13.02 (d).
PSA Supplement Sections – 3(b), 4.05 through 4.13, 4.14(a), 4.15(a), 4.18(a), 5.02(a), 9(c) and (d).

(e) PSA Sections - 2.05(e), 2.06, 2.07, 2.08, 3.02, 3.04, 3.05, 3.06(b), 4.02(a), 4.03(a), 4.03(c), 4.03(d), 13.02 (d).
PSA Supplement Sections - 3(b), 4.05 through 4.13, 4.14(a), 4.15(a), 4.18(a), 5.02(a), 10(c) and (d).

(f) PSA Sections - 2.05(e), 2.06, 2.07, 2.08, 3.02, 3.04, 3.05, 3.06(b), 4.02(a), 4.03(a), ( c) and (d), 13.02 (d).
PSA Supplement Sections - 3(b), 4.05 through 4.13, 4.14(a), 4.15(a), 4.16(a), 4.19(a) and (g), 4.20(a), 5.02(a), 9(c) and (d).

(g) PSA Sections - 2.05(e), 2.06, 2.07, 2.08, 3.02, 3.04, 3.05, 3.06(b), 4.02(a), 4.03(a), ( c) and (d), 13.02 (d).
PSA Supplement Sections - 3(b), 4.05 through 4.13, 4.14(a), 4.15(a), 4.16(a), 4.18, 4.19(a) and (g), 4.20(a), 5.02(a), 9(c)and (d).

(h) PSA Sections - 2.05(e), 2.06, 2.07, 2.08, 3.02, 3.04, 3.05, 3.06(b), 4.02(a), 4.03(a), ( c) and (d), 13.02 (d).
PSA Supplement Sections - 3(b), 4.05 through 4.13, 4.14(a), 4.15(a), 4.16(a), 4.18, 4.19(a), 4.20(a), 5.02(a), 9(c) and (d).

(i) PSA Sections - 2.05(e), 2.06, 2.07, 2.08, 3.02, 3.04, 3.05, 3.06(b), 4.02(a), 4.03(a), ( c) and (d), 13.02 (d).
PSA Supplement Sections - 3(b), 4.05 through 4.07, 4.09, 5.02, 7(c).

                                      Appendix I
                                       BA Credit Card Trust
                                      Compliance for the periods identified below

TRUST	TRUSTEE	INDENTURE DATE*	INDENTURE SUPP. DATE*	ISSUANCE DATE	SERVICING COMPLIANCE PERIOD	INDENTURE COVENANTS AND CONDITIONS

Full Year

BASeries Class C (2001-2)	The Bank of New York Mellon	5/24/2001	5/24/2001	7/12/2001	July 1, 2007 - June 30, 2008	(1)
BASeries Class A (2001-Emerald)	The Bank of New York Mellon	5/24/2001	5/24/2001	8/15/2001	July 1, 2007 - June 30, 2008	(1)
BASeries Class A (2002-2)	The Bank of New York Mellon	5/24/2001	5/24/2001	3/27/2002	July 1, 2007 - June 30, 2008	(1)
BASeries Class A (2002-7)	The Bank of New York Mellon	5/24/2001	5/24/2001	7/25/2002	July 1, 2007 - June 30, 2008	(1)
BASeries Class A (2002-11)	The Bank of New York Mellon	5/24/2001	5/24/2001	10/30/2002	July 1, 2007 - June 30, 2008	(1)
BASeries Class A (2003-5)	The Bank of New York Mellon	5/24/2001	5/24/2001	5/21/2003	July 1, 2007 - June 30, 2008	(1)
BASeries Class C (2003-4)	The Bank of New York Mellon	5/24/2001	5/24/2001	6/19/2003	July 1, 2007 - June 30, 2008	(1)
BASeries Class B (2003-4)	The Bank of New York Mellon	5/24/2001	5/24/2001	10/15/2003	July 1, 2007 - June 30, 2008	(1)
BASeries Class A (2004-1)	The Bank of New York Mellon	5/24/2001	5/24/2001	2/26/2004	July 1, 2007 - June 30, 2008	(1)
BASeries Class A (2004-5)	The Bank of New York Mellon	5/24/2001	5/24/2001	5/25/2004	July 1, 2007 - June 30, 2008	(1)
BASeries Class A (2004-9)	The Bank of New York Mellon	5/24/2001	5/24/2001	10/1/2004	July 1, 2007 - June 30, 2008	(1)
BASeries Class B (2005-3)	The Bank of New York Mellon	5/24/2001	5/24/2001	11/9/2005	July 1, 2007 - June 30, 2008	(1)
BASeries Class B (2006-2)	The Bank of New York Mellon	5/24/2001	5/24/2001	3/24/2006	July 1, 2007 - June 30, 2008	(1)
BASeries Class C (2006-6)	The Bank of New York Mellon	5/24/2001	5/24/2001	9/29/2006	July 1, 2007 - June 30, 2008	(1)
BASeries Class A (2007-5)	The Bank of New York Mellon	5/24/2001	5/24/2001	3/20/2007	July 1, 2007 - June 30, 2008	(1)

New issuances
BASeries Class C (2007-3)	The Bank of New York Mellon	5/24/2001	5/24/2001	8/14/2007	August 14, 2007 - June 30, 2008	(1)

Indenture Covenants and Conditions:

(1) Indenture Sections - 310(a), 402(a), 907, 908(a)and 1201
BASeries Indenture Supplement Sections - 2.02(i)-(iv), 3.16 and 4.01(a)